UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Vislink Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT NO. 1 TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2019

This Amendment No. 1 (this “Amendment”) to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Vislink Technologies, Inc. (f/k/a xG Technology, Inc.), a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on March 19, 2019, for use at the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”) to be held on April 30, 2019 at 9:00 a.m. (Eastern Time) at the Company’s offices at 240 S. Pineapple Avenue, Suite 701, Sarasota, FL 34236.

This Amendment is being filed to augment and revise the disclosure under the section titled “Corporate Governance — Governance and Nomination Committee” to clarify and correct the disclosure related to the number of meetings held by the Company’s Governance and Nomination Committee in 2018. Such disclosure provided that in 2018, the Governance and Nomination Committee did not hold any meetings. However, in 2018, the Governance and Nomination Committee held one meeting and throughout the balance of the year, the Governance and Nomination Committee, acting in concert with the full Board of Directors, participated in a variety of strategic deliberations on the future of the Company, the Company’s recapitalization, and the impact that such strategic considerations would have on the makeup and size of the Board of Directors on a short and long-term basis. In addition, in anticipation of the filing of the Proxy Statement, the Governance and Nomination Committee met, proposed a slate of directors, and our full Board of Directors, acting on the recommendation of the Governance and Nomination Committee, approved the slate of director nominees and the filing of the Proxy Statement. Accordingly, the disclosure provided in the section titled “Corporate Governance — Governance and Nomination Committee” as set forth on page 13 of the Proxy Statement is amended and restated in its entirety to read as follows:

“In 2018, the Governance and Nomination Committee held one meeting on April 18, 2018. During the course of 2018, our Governance and Nomination Committee held several sessions in tandem with scheduled meetings of the Board of Directors to consider the impact of our strategic objectives on the size and complexion of the Board of Directors. Furthermore, on February 15, 2019, the Governance and Nomination Committee met and recommended to the full Board of Directors the proposed slate of director nominees.”

This Amendment is being filed with the SEC and is being made available to stockholders on or about April 25, 2019. Only stockholders of record as of the close of business on March 18, 2019 are entitled to receive notice of and to vote at the Annual Meeting.

This Amendment should be read in conjunction with the Proxy Statement. Except as described in this Amendment, all information provided in the Proxy Statement continues to apply. To the extent that information in this Amendment differs from or updates information contained in the Proxy Statement, the information in this Amendment is more current. Defined terms used but not defined in this Amendment have the meanings set forth in the Proxy Statement.